Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration statement (Form S-8 No. 333-259926) pertaining to the Inducement Share Option Award and Inducement Restricted Share Unit Award of Quotient Limited,
2.

Registration statement (Form S-8 No. 333-259208) pertaining to the Inducement Share Option Award, Inducement Restricted Share Unit Award and Inducement Performance-Based Restricted Share Unit Award of Quotient Limited,

3.

Registration statement (Form S-8 No. 333-258307) pertaining to the Inducement Share Option Award, Inducement Restricted Share Unit Award and Inducement Performance-Based Restricted Share Unit Award of Quotient Limited,

4.	Registration statement (Form S-3 No. 333-257772) and related Prospectus of Quotient Limited,
5.	Registration statement (Form S-8 No. 333-256901) pertaining to the Amended and Restated 2014 Stock Incentive Plan (now referred to as the Third Amended and Restated 2014 Plan) of Quotient Limited,
6.

Registration statement (Form S-8 No. 333-254866) pertaining to the Inducement Share Option Award, Inducement Restricted Share Unit Award and Inducement Performance-Based Restricted Share Unit Award of Quotient Limited,

7.	Registration statement (Form S-8 No. 333-249947) pertaining to the Third Amended and Restated 2014 Plan of Quotient Limited,
8.	Registration statement (Form S-8 No. 333-249946) pertaining to the Inducement Share Option Award of Quotient Limited,
9.	Registration statement (Form S-3 No. 333-248235) and related Prospectus of Quotient Limited,
10.

Registration statement (Form S-8 No. 333-239432) pertaining to the Second Amended and Restated 2014 Plan of Quotient Limited of our report dated June 12, 2020, with respect to the consolidated financial statements of Quotient Limited,

11.	Registration statement (Form S-8 No. 333-236295) pertaining to the Inducement Share Option Award and Inducement Restricted Share Unit Award of Quotient Limited,
12.	Registration statement (Form S-3 No. 333-235508) and related Prospectus of Quotient Limited,
13.	Registration statement (Form S-8 No. 333-232016) pertaining to the Second Amended and Restated 2014 Plan of Quotient Limited,
14.	Registration statement (Form S-8 No. 333-228330) pertaining to the Second Amended and Restated 2014 Plan of Quotient Limited,
15.	Registration statement (Form S-3 No. 333-226800) and related Prospectus of Quotient Limited,
16.	Registration statement (Form S-8 No. 333-225553) pertaining to the Amended and Restated 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited,
17.	Registration statement (Form S-3 No. 333-221470) and related Prospectus of Quotient Limited,
18.	Registration statement (Form S-8 No. 333-218462) pertaining to the Amended and Restated 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited,
19.	Registration statement (Form S-8 No. 333-214483) pertaining to the 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited,

20.	Registration statement (Form S-3 No. 333-203818) and related Prospectus of Quotient Limited, and
21.

Registration statement (Form S-8 No. 333-195507) pertaining to the 2013 Enterprise Management Plan (now referred to as the 2012 Option Plan) and the 2014 Stock Incentive Plan (now referred to as the Second Amended and Restated 2014 Plan) of Quotient Limited;

of our report dated June 03, 2021, except as to Note 2, which is as of November 15, 2021, with respect to the consolidated financial statements of Quotient Limited included in this Annual Report (Form 10-K/A) of Quotient Limited for the year ended March 31, 2021.

/s/ Ernst & Young LLP

Belfast, United Kingdom

November 15, 2021